UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report:   April 24, 2006 (Date of earliest event reported)

    Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

    Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia (Address of principal executive offices)	30290 (Zip Code)

    (770) 306-7667
(Registrant's telephone number, including area code)

                                                                     n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On April 24, 2006, the Board of Directors of Speedemissions, Inc. (the “Company”) appointed Mike Shanahan as the Company’s Chief Financial Officer. Mr. Shanahan (age 37) has been employed by the Company since September 2005, when he was hired as the Company’s Controller.

        Prior to his employment with the Company, Mr. Shanahan was employed by StayOnline, a Wi-Fi ISP for the hospitality industry, as Vice President of Finance from 2002 to 2005. Mr. Shanahan’s financial experience also includes a position as Manager of Tax and Financial Reporting for Scientific Games International and positions at KPMG Peat Marwick and Deloitte & Touche. Mr. Shanahan has a BS in Accounting and a Master in Accountancy from the University of Florida.

        Mr. Shanahan does not have an employment agreement with the Company.

        Larry C. Cobb’s retirement from the position as Chief Financial Officer went effective April 24, 2006. There were no disagreements between Mr. Cobb and the Company that led to the retirement of Mr. Cobb. He will remain with the Company on a part-time basis as a consultant performing due diligence in connection with potential future acquisitions of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006	Speedemissions, Inc. a Florida corporation /s/ Richard A. Parlontieri By: Richard A. Parlontieri Its: President